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SPECIALTY TRUST, INC.
                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

                                          ELEVEN MONTHS                   YEAR ENDED DECEMBER 31,                THREE MONTHS
                                                          ----------------------------------------------------  --------------
                                              ENDED
                                           DECEMBER 31                                                               ENDED
                                               1998          1999         2000            2001         2002     MARCH 31, 2003
                                                          -----------   -----------   -----------  -----------  --------------
Fixed Charges:
   Interest Expense                       $    76,877     $   263,633   $   626,332   $   744,020  $   828,566    $  395,356
   Amortized Capitalized Costs Related
      to Indebtedness                          10,189          56,398        45,235        54,117       91,135        44,120
     Total Adjusted Fixed Charges              87,060         320,031       671,567       798,137      919,701       439,476
Earnings:
   Net Earnings                             2,025,870       3,809,424     4,543,772     6,085,129    7,144,707     2,044,970
   Fixed Charges                               87,066         320,031       671,567       798,137      919,701       439,476
                                          -----------     -----------   -----------   -----------  -----------    ----------
     Total Adjusted Earnings              $ 2,112,936     $ 4,129,455   $ 5,215,339   $ 6,883,266  $ 8,064,408    $2,484,446
                                          ===========     ===========   ===========   ===========  ===========    ==========
Ratio of Earnings to Fixed Charges               24.3x           12.9x          7.7x         8.6x         8.8x          5.7x
                                          ===========     ===========   ===========   ===========  ===========    ==========